Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 2, 2015, with respect to the consolidated financial statements, schedules and internal control over financial reporting included in the Annual Report of American Realty Capital Properties, Inc. on Form 10-K/A for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said reports in the Registration Statements of American Realty Capital Properties, Inc. on Forms S-8 (File No. 333-176714 and File No. 333-192587).

/s/ GRANT THORNTON LLP

Phoenix, Arizona

March 2, 2015